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Exhibit 23.2

[Eide Bailly LLP Letterhead
200 East 10th Street, Suite 500
Post Office Box 5126
Sioux Falls, SD 57117-5126]

Consent of Independent Auditor

        We consent to the inclusion of our audit report of the financial statements of South Dakota Soybean Processors, LLC as of December 31, 2003 and 2002 and for the periods ended December 31, 2003, 2002 and 2001 as part of the Registration Statement of South Dakota Soybean Processors, LLC on Form S-1, and to the reference to our firm therein.

/s/ EIDE BAILLY LLP

Sioux Falls, South Dakota
February 11, 2005

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  Exhibit 23.2